EXHIBIT 4.1 PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES, COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), GRANTOR, to U.S. BANK NATIONAL ASSOCIATION, TRUSTEE EIGHTY-SECOND SUPPLEMENTAL INDENTURE Relating to Recording the Indenture in Effingham County, Georgia Dated as of October 6, 2021 FIRST MORTGAGE OBLIGATIONS ο NOTE TO THE CLERK OF SUPERIOR COURT OF GEORGIA AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT ONLY ADDS ADDITIONAL SECURITY FOR ORIGINAL INDEBTEDNESS SECURED BY THE EXISTING INDENTURE. THIS INSTRUMENT DOES NOT INCREASE THE PRINCIPAL BALANCE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE, NOR DOES IT EXTEND THE MATURITY DATE OF ANY OBLIGATION UNDER THE EXISTING INDENTURE. PURSUANT TO O.C.G.A. § 48-6-65(A), NO ADDITIONAL INTANGIBLE TAX IS DUE UPON THE RECORDING OF THIS INSTRUMENT. ALL INTANGIBLE RECORDING TAXES DUE IN CONNECTION WITH ALL OBLIGATIONS SECURED BY THE EXISTING INDENTURE HAVE PREVIOUSLY BEEN PAID.

2 THIS EIGHTY-SECOND SUPPLEMENTAL INDENTURE, dated as of October 6, 2021, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank (formerly SunTrust Bank, Atlanta), as Trustee (in such capacity, the “Trustee”). WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (the “Original Indenture”), a conformed copy of which is attached as Exhibit A to the counterpart of this Eighty-Second Supplemental Indenture that will be recorded in Effingham County, Georgia, and such Original Indenture is incorporated herein by reference, for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Original Indenture as provided in Section 1.1 hereof); WHEREAS, (i) the Company has heretofore executed and delivered to the Trustee eighty-one Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, the “Indenture”), (ii) the Original Indenture and the eighty-one Supplemental Indentures have been recorded as set forth on Schedule 1, (iii) conformed copies of the prior eighty-one Supplemental Indentures are attached as Exhibit B to the counterpart of this Eighty-Second Supplemental Indenture that will be recorded in Effingham County, Georgia, and (iv) such Supplemental Indentures are incorporated herein by reference; WHEREAS, the Company has acquired certain real property located in Effingham County, Georgia, more particularly described on Exhibit C attached hereto (the “Effingham County Property”); WHEREAS, at the time the Company executed and delivered the Original Indenture, the Company did not have a property interest in any real property located in Effingham County Georgia; WHEREAS, Section 13.5 of the Original Indenture requires the Company to cause all Supplemental Indentures and other instruments of further assurance be promptly recorded, registered and filed, all in such manner and in such places, as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under the Indenture to all property comprising the Trust Estate, including the Effingham County Property; WHEREAS, the Company desires to execute and deliver this Eighty-Second Supplemental Indenture, in accordance with the provisions of the Indenture, for the purpose of (i) subjecting, conveying and confirming unto the Trustee the lien of the Indenture with respect to the Effingham County Property and the property more particularly described on Exhibit D attached hereto; and

3 WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to better assure, convey and confirm unto the Trustee any property subjected to the lien of the Indenture; NOW, THEREFORE, THIS EIGHTY-SECOND SUPPLEMENTAL INDENTURE WITNESSES, that, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, to confirm the lien of the Indenture upon the Trust Estate, including the Effingham County Property, to secure performance of the covenants therein and herein contained, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property and Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, the Effingham County Property and the property described on Exhibit D attached hereto, subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2B of the Original Indenture and to the rights of the Company under the Indenture, including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby. PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture) upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture. The Company may, however, pursuant to the Granting Clause Third of the Original Indenture subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

4 TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever. SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof. BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms. UPON CONDITION that, until the happening of an Event of Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate. THE INDENTURE, INCLUDING THIS EIGHTY-SECOND SUPPLEMENTAL INDENTURE, is given to secure the Outstanding Secured Obligations, and is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations. Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

5 ARTICLE I GENERAL PROVISIONS Section 1.1 This Eighty-Second Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore and as hereby supplemented and amended, is hereby confirmed. All capitalized terms used in this Eighty-Second Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise. All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture. Section 1.2 All recitals in this Eighty-Second Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full. Section 1.3 Whenever in this Eighty-Second Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Eighty-Second Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not. Section 1.4 Nothing in this Eighty-Second Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Eighty-Second Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Eighty-Second Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations. Section 1.5 This Eighty-Second Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument. Section 1.6 To the extent permitted by applicable law, this Eighty-Second Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter

6 adopted in one or more of the states in which any part of the properties of the Company are situated. The mailing address of the Company, as debtor, is: Oglethorpe Power Corporation (An Electric Membership Corporation) 2100 East Exchange Place Tucker, Georgia 30084-5336 and the mailing address of the Trustee, as secured party, is: U.S. Bank National Association Attention: Global Corporate Trust 1349 West Peachtree Street, NW Suite 1050, Two Midtown Plaza Atlanta, Georgia 30309 [Signatures Begin on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Eighty-Second Supplemental Indenture to be duly executed under seal as of the day and year first written above. Company: OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia By:/s/ Elizabeth B. Higgins Elizabeth B. Higgins Executive Vice President and Chief Financial Officer Signed, sealed and delivered Attest:/s/ Kimberly D. Adams by the Company in the presence of: Kimberly D. Adams Secretary /s/ Shalewa Smith Witness /s/ Melanie Thomas Notary Public [CORPORATE SEAL] (Notarial Seal) My commission expires: August 5, 2025

U.S. BANK NATIONAL ASSOCIATION as Trustee U.S. Bank National Association Attention: Global Corporate Trust 1349 West Peachtree Street, NW Suite 1050, Two Midtown Plaza Atlanta, Georgia 30309 By:/s/ Felicia H. Powell Signed and delivered Authorized Agent by the Trustee in the presence of: /s/ J. David Dever Witness /s/ Chelsey Jordan Witness /s/ April Bright Notary Public [NOTARIAL SEAL] My commission expires: July 12, 2022

Exhibit A A CONFORMED COPY OF THE ORIGINAL INDENTURE Filed only in Effingham County, Georgia

Exhibit B COPIES OF THE PRIOR EIGHTY-ONE SUPPLEMENTAL INDENTURES Filed only in Effingham County, Georgia

Exhibit C EFFINGHAM COUNTY PROPERTY All property of the Company (other than Excepted Property and Excludable Property) in Effingham County, Georgia, including, without limitation, the property more specifically described below: LEGAL DESCRIPTION OVERALL TRACT ALL THAT TRACT OR PARCEL OF LAND LYING AND BEING SITUATED IN THE 9TH G.M.D., EFFINGHAM COUNTY, GEORGIA, SAID TRACT OR PARCEL OF LAND CONTAINING 406.433 ACRES OR 17,704,199 SQ FT, MORE OR LESS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS, TO WIT, COMMENCING AT A 4” CONCRETE MONUMENT FOUND ON THE WESTERLY RIGHT-OF-WAY OF MCCALL ROAD, COUNTY ROAD 176 (80’ R/W) AND HAVING THE GA STATE PLANE NAD 83 EAST ZONE COORDINATES OF N:833,358.50, E:931,833.59. SAID POINT BEING THE POINT OF REFERENCE AND POINT OF BEGINNING. THENCE, CONTINUING ALONG SAID RIGHT-OF-WAY, S39°51'57"E FOR A DISTANCE OF 166.43 FEET TO A 5/8” REBAR; THENCE, ALONG A CURVE TO THE RIGHT, SAID CURVE HAVING A CHORD BEARING OF S39°00'01"E, A CHORD DISTANCE OF 180.33, AN ARC LENGTH OF 180.33, AND A RADIUS OF 5689.58 TO A P.K. NAIL FOUND; THENCE, S38°03'17"E FOR A DISTANCE OF 231.17 FEET TO A 5/8” REBAR FOUND; THENCE, LEAVING SAID RIGHT-OF-WAY, S48°37'26"W FOR A DISTANCE OF 83.83 FEET TO A 5/8” REBAR FOUND; THENCE, S37°31'29"E FOR A DISTANCE OF 1361.36 FEET TO A 5/8” REBAR FOUND; THENCE, S75°06'55"W FOR A DISTANCE OF 2768.77 FEET TO A 1/2" REBAR FOUND; THENCE, S24°44'18"E FOR A DISTANCE OF 2298.51 FEET TO A 1/2" REBAR FOUND IN CONCRETE; THENCE, S24°44'18"E FOR A DISTANCE OF 167.79 FEET TO A 1/2" REBAR FOUND IN CONCRETE; THENCE, S24°46'20"E FOR A DISTANCE OF 270.16 FEET TO A 5/8” REBAR IN CONCRETE; THENCE, S39°54'47"W FOR A DISTANCE OF 2383.17 FEET TO A 5/8” REBAR FOUND; THENCE, S38°27'36"W FOR A DISTANCE OF 63.92 FEET TO A 5/8” REBAR FOUND; THENCE, N31°11'42"W FOR A DISTANCE OF 160.06 FEET TO A 5/8” REBAR FOUND; THENCE, S39°52'32"W FOR A DISTANCE OF 85.03 FEET TO A 5/8” REBAR FOUND; THENCE, N34°47'05"W FOR A DISTANCE OF 254.13 FEET TO A 5/8” REBAR FOUND; THENCE, N34°47'05"W FOR A DISTANCE OF 250.03 FEET TO A 5/8” REBAR FOUND; THENCE, S39°54'22"W FOR A DISTANCE OF 296.65 FEET TO A 5/8” REBAR FOUND; THENCE, N34°47'44"W FOR A DISTANCE OF 839.94 FEET TO A 5/8” REBAR FOUND; THENCE, S65°17'01"W FOR A DISTANCE OF 986.93 FEET TO A 5/8” REBAR & CAP FOUND; THENCE, N24°16'27"W FOR A DISTANCE OF 1388.96 FEET TO A 1/2" OPEN TOP PIPE & CAP FOUND; THENCE, N24°16'27"W FOR A DISTANCE OF 687.20 FEET TO A 3”X3” CONCRETE MONUMENT FOUND; THENCE, N24°16'27"W FOR A DISTANCE OF 31.59 FEET TO A 3”X3” CONCRETE MONUMENT FOUND; THENCE, N24°16'27"W FOR A DISTANCE OF 664.56 FEET TO A 5/8” REBAR FOUND; THENCE, N54°48'43"E A DISTANCE OF 395.50 FEET TO A 3”X3” CONCRETE MONUMENT FOUND; THENCE, N54°48'43"E A DISTANCE OF 1704.93 FEET TO A 5/8” REBAR FOUND; THENCE, N54°48'43"E A DISTANCE OF 4017.31 FEET TO A 5/8” REBAR FOUND; THENCE, N54°48'43"E A DISTANCE OF 124.24 FEET TO THE AFOREMENTIONED POINT OF BEGINNING.

Exhibit D All property (other than Excepted Property and Excludable Property) of the Company in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Effingham, Floyd, Hart, Heard, Monroe, Murray, Talbot, Toombs, Walton, Warren, Washington and Whitfield, State of Georgia, whether now owned or hereafter acquired.

Schedule 1 RECORDING INFORMATION FOR _____________ COUNTY, GEORGIA DOCUMENT RECORDING INFORMATION DATE OF RECORDING Original Indenture First Supplemental Indenture Second Supplemental Indenture Third Supplemental Indenture Fourth Supplemental Indenture Fifth Supplemental Indenture Sixth Supplemental Indenture Seventh Supplemental Indenture Eighth Supplemental Indenture Ninth Supplemental Indenture Tenth Supplemental Indenture Eleventh Supplemental Indenture Twelfth Supplemental Indenture Thirteenth Supplemental Indenture Fourteenth Supplemental Indenture Fifteenth Supplemental Indenture Sixteenth Supplemental Indenture Seventeenth Supplemental Indenture Eighteenth Supplemental Indenture Nineteenth Supplemental Indenture Twentieth Supplemental Indenture Twenty-First Supplemental Indenture Twenty-Second Supplemental Indenture Twenty-Third Supplemental Indenture Twenty-Fourth Supplemental Indenture

DOCUMENT RECORDING INFORMATION DATE OF RECORDING Twenty-Fifth Supplemental Indenture Twenty-Sixth Supplemental Indenture Twenty-Seventh Supplemental Indenture Twenty-Eighth Supplemental Indenture Twenty-Ninth Supplemental Indenture Thirtieth Supplemental Indenture Thirty-First Supplemental Indenture Thirty-Second Supplemental Indenture Thirty-Third Supplemental Indenture Thirty-Fourth Supplemental Indenture Thirty-Fifth Supplemental Indenture Thirty-Sixth Supplemental Indenture Thirty-Seventh Supplemental Indenture Thirty-Eighth Supplemental Indenture Thirty-Ninth Supplemental Indenture Fortieth Supplemental Indenture Forty-First Supplemental Indenture Forty-Second Supplemental Indenture Forty-Third Supplemental Indenture Forty-Fourth Supplemental Indenture Forty-Fifth Supplemental Indenture Forty-Sixth Supplemental Indenture Forty-Seventh Supplemental Indenture Forty-Eighth Supplemental Indenture Forty-Ninth Supplemental Indenture Fiftieth Supplemental Indenture Fifty-First Supplemental Indenture Fifty-Second Supplemental Indenture Fifty-Third Supplemental Indenture Fifty-Fourth Supplemental Indenture

DOCUMENT RECORDING INFORMATION DATE OF RECORDING Fifty-Fifth Supplemental Indenture Fifty-Sixth Supplemental Indenture Fifty-Seventh Supplemental Indenture Fifty-Eighth Supplemental Indenture Fifty-Ninth Supplemental Indenture Sixtieth Supplemental Indenture Sixty-First Supplemental Indenture Sixty-Second Supplemental Indenture Sixty-Third Supplemental Indenture Sixty-Fourth Supplemental Indenture Sixty-Fifth Supplemental Indenture Sixty-Sixth Supplemental Indenture Sixty-Seventh Supplemental Indenture Sixty-Eighth Supplemental Indenture Sixty-Ninth Supplemental Indenture Seventieth Supplemental Indenture Seventy-First Supplemental Indenture Seventy-Second Supplemental Indenture Seventy-Third Supplemental Indenture Seventy-Fourth Supplemental Indenture Seventy-Fifth Supplemental Indenture Seventy-Sixth Supplemental Indenture Seventy-Seventh Supplemental Indenture Seventy-Eighth Supplemental Indenture Seventy-Ninth Supplemental Indenture Eightieth Supplemental Indenture Eighty-First Supplemental Indenture